                                                                    EXHIBIT 99.1

                                                           NEWS RELEASE
  [LAKES LOGO]                                             LAKES GAMING, INC.
                                                           130 CHESHIRE LANE
LAKES GAMING, INC.                                         MINNETONKA, MN 55305
                                                           952-449-9092
                                                           952-449-9353 (FAX)
                                                           WWW.LAKESGAMING.COM
                                                           TRADED: NASDAQ "LACO"

--------------------------------------------------------------------------------
FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

Thursday, May 30, 2002

                        BRINGING POKER TO THE MAINSTREAM:
            LAKES GAMING, INC. ANNOUNCES NATIONAL LAUNCH OF THE WORLD
                            POKER TOUR IN LAS VEGAS

MINNEAPOLIS, MN MAY 30, 2002 - Lakes Gaming, Inc. announces the launch of the World Poker Tour, LLC ("WPT"), a newly formed Los Angeles-based company, and a subsidiary of Lakes. The WPT injects high-concept, cutting-edge television production into the burgeoning world of upscale poker tournaments. The company is a joint venture between World Poker Tour CEO, Steven Lipscomb, an accomplished television creator and award-winning filmmaker, and Lakes Gaming, Inc., whose founder and CEO, Lyle Berman, is a world-renowned poker player. Lakes' investment provides for an approximate 80% ownership position in the joint venture.

The WPT Launch opened with a Media Event at the prestigious Bellagio in Las Vegas, NV on Sunday, May 26, 2002. A media cocktail reception/buffet and WPT Press Conference took place and was followed by a $5,000 Press Poker Tournament
- and a shot at winning a piece of the $5,000 prize pool for each press member or for the charity of his/her choice.

A host of celebrity pro-poker players and promoters attended the media event. Attendees included top women players Jennifer Harman and Annie Duke (who has seventeen finishes in the money at the World Series of Poker over the last eight years), Hall-of-Fame poker legend Lyle Berman and David "Chip" Reese, amongst others.

The Inaugural event of the World Poker Tour is the Bellagio Five Diamond World Poker Classic, which began May 27, 2002 at the world-famous resort and culminates with the Finals Event on Saturday, June 1, 2002 at 2:00 p.m. WPT will film the Finals Event as the first show in the WPT season and will arrange for its broadcast it at a later date.

The nation's most popular card game is poised to become the next major mainstream sport on television. The World Poker Tour will consist of 13 nationally televised poker events, filmed in casinos around the world, where the finalists play for multi-million dollar prize pools. The season will culminate in the grand finale featuring the winners from each Tour event. But, unlike the Masters, the Super Bowl, or any other sports championship, anyone who is willing to put up the $25,000 buy-in-can compete in the final event for a shot at the Championship title. WPT will negotiate with one or more television networks for the broadcast of these events.

For information, consult the World Poker Tour website at: www.worldpokertour.com
                                                          ----------------------

Lakes Gaming, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Gaming has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming.

Lakes Gaming, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



--------------------------------------------------------------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Gaming, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


                                       XXX